                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     October 19, 1995


                           FOUNTAIN OIL INCORPORATED
            (Exact name of registrant as specified in its charter)


         Delaware                      0-9147           91-0881481
 (State or other jurisdiction        (Commission        (IRS Employer
     of incorporation)               File Number)    Identification No.)



1400 Broadfield Blvd., Suite 200, Houston, Texas          77084-5163
(Address of principal executive offices)                  (Zip Code)



        Registrant's telephone number, including area code 713-492-6992


         -------------------------------------------------------------
         (Former name or former address, if changed since last report)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Effective October 19, 1995, Registrant acquired from Ribalta Holdings, Inc. ("Ribalta") the entire issued share capital of Gastron International Limited, a British Virgin Islands corporation ("Gastron").

         The principal assets of Gastron, which has not yet actively engaged in business, are (i) a 31% ownership interest in Intergas, a closed private joint stock company incorporated in Russia ("Intergas"), which has rights to develop the 12,500 acre Maykop gas condensate field in the Republic of Adygea, Russian Federation, and (ii) two drilling rigs and related equipment, which Gastron acquired with a view towards providing such rigs and equipment to Intergas.

         In August, 1995, Registrant loaned $2,450,000 to Gastron to finance a portion of the acquisition costs of such rigs and equipment. Registrant has otherwise paid only nominal consideration of $1 thus far for the issued share capital of Gastron.

         Subject to the satisfaction of various conditions prior to August 11, 1997, Registrant may pay to Ribalta up to $1,000,000 in cash and issue to Ribalta up to 1,000,000 shares of Registrant's common stock as additional consideration for the issued share capital of Gastron. Among the conditions precedent to the payment of some or all of the deferred consideration are (i) satisfactory production tests of the initial wells drilled by Intergas in the Maykop field, (ii) confirmation that Intergas is receiving payment for its production in freely convertible currency at open market international rates,
(iii) satisfactory reports and legal opinions from Registrant's professional advisors, (iv) Gastron's receipt of funds to be paid by another shareholder of Intergas, and (v) various approvals and confirmations. The amount of and terms relating to the consideration were determined through negotiations between Ribalta and Registrant.

         The funds utilized by Registrant in the transactions relating to Gastron have come from Registrant's working capital.

         Registrant anticipates shipping the drilling rigs and related equipment acquired through the acquisition of the issued share capital of Gastron to the Republic of Adygea, where Registrant expects to deliver such rigs and equipment to Intergas which in turn is expected to utilize them in connection with its development of the Maykop field.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)   Financial Statements of Businesses Acquired and
         (b)   Pro Forma Financial Information.

         It is impracticable to provide the required financial statements or pro forma financial information with respect to the acquisition reported in Item 2 at the time this Current Report on Form 8-K is being filed. The required financial statements or pro forma financial information will be filed as an amendment to this Current Report as soon as practicable but not later than 60 days after this Current Report on Form 8-K is due to be filed.

         (c)   Exhibits

                  2(1) Agreement Relating to the Sale and Purchase of All the Issued Share Capital of Gastron International Limited dated August 10, 1995 by and among Ribalta Holdings, Inc. as Vendor and Fountain Oil Incorporated as Purchaser, and John Richard Tate as Warrantor

                  2(2) Supplemental Agreement Relating to the Sale and Purchase of All the Issued Share Capital of Gastron International Limited dated November 3, 1995 by and among Ribalta Holdings, Inc. as Vendor and Fountain Oil Incorporated as Purchaser, and John Richard Tate as Warrantor

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                                    SIGNATURES


        Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       FOUNTAIN OIL INCORPORATED



Date:  November 3, 1995                By:  /s/Arnfin Haavik
                                            ----------------------------
                                            Arnfin Haavik
                                            Executive Vice President and
                                            Chief Financial Officer

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